UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2007 (March 21, 2007)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	001-33139 (Commission File Number)	20-3530539 (I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On March 21, 2007, Hertz International, Ltd. (“HIL,” an indirect, wholly owned subsidiary of Hertz Global Holdings, Inc. incorporated in Delaware), as Parent, certain of its subsidiaries (substantially all of which are organized outside the United States), Hertz Europe Limited, as Coordinator, BNP Paribas and The Royal Bank of Scotland plc, as Mandated Lead Arrangers, CALYON, as Co-Arranger, BNP Paribas, The Royal Bank of Scotland plc, and CALYON, as Joint Bookrunners, BNP Paribas, as Facility Agent, BNP Paribas, as Security Agent, BNP Paribas, as Global Coordinator, and the financial institutions named therein, entered into an amendment and restatement agreement (the “Amendment Agreement”), amending and restating the Senior Bridge Facilities Agreement, dated December 21, 2005 (as amended and restated, the “SBFA”).  The Amendment Agreement, which became effective on March 21, 2007, was entered into for the purpose of (i) extending the dates when margins on the bridge loans under the senior revolving bridge loan facilities established by the SBFA (the “Facilities”) are scheduled to step up, subject to satisfaction of interim goals pertaining to the execution of agreements with automobile manufacturers and dealers that are required in connection with the planned securitization of the international car rental fleet and the take-out of the Tranche A1 and Tranche A2 loans; (ii) subject to certain conditions, permitting the financing of value-added tax receivables under the Facilities; and (iii) effecting certain technical and administrative changes to the terms of the Facilities.

Also on March 21, 2007, the Intercreditor Deed, among HIL, as Parent, Hertz Europe Limited, as Coordinator, certain of its subsidiaries, BNP Paribas as A/C Facility Agent and NZ Facility Agent, BNP Paribas as Security Agent, Banco BNP Paribas Brasil S.A., as Brazilian Facility Agent, BNP Paribas, as Australian Security Trustee, the financial institutions named therein, and The Hertz Corporation (“Hertz”), which relates to the SBFA, was amended and restated by the parties thereto to, among other things, provide that the Tranche B revolving loans made to the subsidiary of Hertz which conducts Hertz’s vehicle rental business in Brazil, together with any related security documents, shall not be subject to the Intercreditor Deed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Richard J. Foti
	Name:	Richard J. Foti
	Title:	Controller

Date: March 27, 2007